EXHIBIT 99.1

            ANNUAL REPORT OF THE DATRON SYSTEMS INCORPORATED
                    EMPLOYEE STOCK PURCHASE PLAN



                         ANNUAL REPORT

For the fiscal year ended March 31, 1998

                  DATRON SYSTEMS INCORPORATED
                 EMPLOYEE STOCK PURCHASE PLAN
                    (Full title of the plan)


                  Datron Systems Incorporated
      304 Enterprise Street, Escondido, California 92029-1297
      (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                DATRON SYSTEMS INCORPORATED
               EMPLOYEE STOCK PURCHASE PLAN

Index To Financial Statements

                                                      Page

Independent Auditors' Report                           F-2

Financial Statements:

     Statement of Net Assets Available for Benefits    F-3

     Statement of Changes in Net Assets Available
         for Benefits                                  F-4

     Notes to Financial Statements                     F-5

Schedules:

     None

     All schedules are omitted because they are not applicable or the required information is shown in the Financial Statements or the notes thereto.

                   INDEPENDENT AUDITORS' REPORT


Datron Systems Incorporated
Employee Stock Purchase Plan

We have audited the accompanying statements of net assets available for benefits of Datron Systems Incorporated Employee Stock Purchase Plan (the "Plan") as of March 31, 1998 and the related statements of changes in net assets available for benefits for the nine months ended March 31, 1998. These financial statements are the responsibility of the Plan's management Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, information regarding the Plan's net assets available for benefits as of March 31, 1998 and the changes in net assets available for benefits of the Plan for the nine months ended March 31, 1998 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
San Diego, California
June 22, 1998

                           DATRON SYSTEMS INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS


                                               March 31,
                                                 1998


Cash                                            $25,220

Participant contributions receivable              2,313
                                                -------

Net assets available for benefits               $27,532
                                                =======

            See accompanying notes to financial statements

                      DATRON SYSTEMS INCORPORATED
                     EMPLOYEE STOCK PURCHASE PLAN

       STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS



                                             Nine Months
                                                 Ended
                                            March 31, 1998

Participant contributions                        $94,937

Benefits paid                                   (44,911)

Cash disbursements to employees
   withdrawing from the plan                    (22,493)
                                                --------

Net increase                                    $27,532

Net assets available for benefits:

Beginning of period                                   0
                                                -------

End of period                                   $27,532
                                                =======



            See accompanying notes to financial statements

                      DATRON SYSTEMS INCORPORATED
                     EMPLOYEE STOCK PURCHASE PLAN

                     NOTES TO FINANCIAL STATEMENTS


Note 1.  Plan Description

     In August 1997, the stockholders adopted, effective July 1, 1997, the Datron Systems Incorporated Employee Stock Purchase Plan (the "Stock Purchase Plan") under Section 423 of the Internal Revenue Code. The Stock Purchase Plan is intended to provide eligible employees with the opportunity to acquire an equity interest in Datron Systems Incorporated (the "Company") through the acquisition of purchase rights.

    Employees are eligible to participate in the plan if they have been employed a minimum of six months and work at least 20 hours per week. Eligible employees may use funds from accumulated payroll deductions to purchase shares of Company common stock at the end of six-month offering periods. They may contribute up to 10% of gross earnings toward such purchases, not to exceed $12,500 per offering period, and may purchase a maximum of 1,000 shares per offering period. The purchase price for the shares is 85% of the lesser of the fair market value of the common stock at the beginning of the offering period or at the end of the offering period. Shares purchased must be held for a minimum of three months before they can be sold. At the end of the first offering period on December 31, 1997, the Company issued 6,126 shares of common stock to employees at a purchase price of $7.33 per share. A total of 200,000 shares has been authorized for issuance under the Employee Stock Purchase Plan.

Note 2.  Summary of Significant Accounting Policies

Basis of Accounting

The Stock Purchase Plan's financial statements are prepared on the accrual basis of accounting.

Administrative Expenses of the Plan

All expenses incurred in the administration of the Stock Purchase Plan are paid by the Company.

Contributions

Contributions to the Stock Purchase plan are recorded as compensation is earned by participants. Such contributions originate from after-tax payroll deductions of participants.

Income Taxes

The Stock Purchase Plan was established under Section 423 of the
Internal Revenue Code and is, therefore, exempt from income taxes.

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Compensation Committee of the Datron Systems Incorporated Employee Stock Purchase Plan has duly caused this annual report to be signed by the undersigned thereunto duly authorized.

DATRON SYSTEMS INCORPORATED
EMPLOYEE STOCK PURCHASE PLAN


By:/s/ WILLIAM L. STEPHAN               Date:  June 25, 1998
William L. Stephan
Datron Systems Incorporated
Employee Stock Purchase
Plan Compensation Committee